Exhibit 4.29

DATED: NUMBER WARRANTS LW CUSIP 54948Q 11 2 INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK THIS CERTIFIES THAT FOR VALUE RECEIVED: SEE REVERSE FOR CERTAIN DEFINITIONS LUCID UCID UCID, , I INC NC NC. IS THE REGISTERED HOLDER COUNTERSIGNED AND REGISTERED:AMERICAN STOCK TRANSFER & TRUST COMPANY, LLCBROOKLYN, NY as WARRANT AGENT BY: AUTHORIZED SIGNATURE THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME, , 2016 COMMON STOCK PURCHASE WARRANT of a Warrant or Warrants expiring , 2016 (the “Warrant”) to purchase one fully paid and non-assessable share of Common Stock, par value $.01 per share (“Shares”), of Lucid, Inc., a New York corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing upon the date of issuance, such number of Shares of the Company at the price of $ per share, upon surrender of this Warrant Certificate and payment of the Warrant Price (as defined below) at the office or agency of the Warrant Agent, AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC (such payment to be made by certified check made payable to the Company or by wire transfer of immediately available funds to an account designated by the Company), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and the warrant agent named therein (the “Warrant Agreement”). Notwithstanding anything else in this Warrant Certificate, or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Warrant Shares to be issued upon exercise is effective under the Act and (ii) a prospectus thereunder relating to the Warrant Shares is current. In no event shall the registered holder of this Warrant be entitled to receive a net-cash settlement, shares of common stock or other consideration in lieu of physical settlement in Shares of the Company. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised. This Warrant will expire on the date first above written if it is not exercised prior to such date by the registered holder pursuant to the terms of the Warrant Agreement or if it is not redeemed by the Company prior to such date. No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder. (Continued on reverse side) IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signature of its duly authorized officers and to be sealed with the facsimile seal of the Corporation. CHIEF EXECUTIVE OFFICER SECRETARY

COLUMBIA FINANCIAL PRINTING CORP. - www.stockinformation.com LUCID, INC. WARRANT SUBSCRIPTION FORM To be Executed by the Registered Holder in Order to Exercise Warrants PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT NAME(S) AND ADDRESS) and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below: The undersigned Registered Holder irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and request that Certificates for such shares shall be issued in the name of: PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT NAME(S) AND ADDRESS(ES) Signature Dated: , 20 . PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES) INCLUDING POSTAL ZIP CODE OF ASSIGNEE of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises. ASSIGNMENT To be Executed by the Registered Holder in Order to Assign Warrants FOR VALUE RECEIVED hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE Dated: , 20 . Signature PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES) INCLUDING POSTAL ZIP CODE OF ASSIGNEE and be delivered to PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE and be delivered to (Continued from front) Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised. Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants. Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge. The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company. The Company reserves the right to call the Warrant prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving 30 days’ notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least $ per share on each of 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be $0.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $0.01 call price. NOTICE: THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE. Signature(s) Guaranteed By The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15. NOTICE: THE SIGNATURE TO THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE. Signature(s) Guaranteed By The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.